Exhibit 10.6

SHURGARD STORAGE CENTERS, INC.

INCENTIVE STOCK OPTION NOTICE OF GRANT

To:	Name	Date of Grant:

This grant of options to purchase (             shares) shares of Shurgard Storage Centers, Inc. Class A Common Stock at the exercise price of (price) share is subject to all of the terms contained the Shurgard Storage Centers Inc. 2000 Long-Term Incentive Plan (the “Plan”) which is incorporated herein by reference. This grant is for Incentive Stock Options (ISOs).

Statement of Option Activity: A personal statement showing your (grant date) stock option grant is attached for your information.

Vesting: The options shall vest and become exercisable according to the following schedule:

Granted	Full Vest	Expires
Shares Vesting	Vest Date	Expiration Date
Shares Vesting	Vest Date	Expiration Date
Shares Vesting	Vest Date	Expiration Date
Total Shares Granted

Unless otherwise provided by the Plan Administrator, all further vesting of the option shall cease upon termination of your service with the Company for any reason.

Payment for Shares: The option may be exercised by the delivery of:

(a) Cash, personal check, bank certified or cashier’s check;

(b) Shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price. (You should consult your tax advisor before exercising this option with stock you received upon the exercise of an ISO); or

(c) A properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

Transfer of Option: The option is not transferable except by will, by the applicable laws of descent and distribution, by gift, or other transfer without consideration to either (i) a spouse, child or grandchild (“Immediate Family Member”) or (ii) any trust, partnership, or other entity in which the Optionee or such Immediate Family Member has a substantial beneficial interest; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the option. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

Termination: Unless otherwise determined at any time by the Plan Administrator, the option will terminate (i) immediately upon termination for cause, as defined in the Plan, (ii) three years after termination of employment as a result of retirement, early retirement at the Company’s request, disability, or death or (iii) three months after termination for any other reason, but in each case not later than the remaining term of the option. The option must, however, be exercised within three months after termination of employment for reasons other than death or disability and one year after termination of employment due to disability to qualify for the beneficial tax treatment afforded to ISOs.

Holding Periods:

a. Securities and Exchange Act Section 16

If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

b. Taxation of Stock Options

The exercise of an ISO is not a taxable event for income tax purposes provided you fulfill the holding requirements after the exercise. Enclosed is a fact sheet on the favorable tax features of ISOs. In order to obtain certain tax benefits afforded to ISOs under Section 422 of the Code, an optionee must hold the shares issued upon the exercise of an ISO for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise.

You should seek advice from your own tax advisor when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

Copies of the 2000 Long-Term Incentive Plan and Plan Summary are available on the network under K:\Options\2000LTIP.doc and K:\Options\00SPD.doc for your reference.